                                                                   EXHIBIT 23-A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this Qwest Communications International Inc. and Qwest Capital Funding, Inc. Registration Statement on Form S-4 of our report dated January 24, 2001, on the consolidated balance sheets of Qwest Communications International Inc. (the "Company"), as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in the Company's Annual Report on Form 10-K dated March 16, 2001 (as amended by the Company's Form 10-K/A dated August 20,
2001) and to all references to our firm included in this Registration Statement.


                                             /s/ ARTHUR ANDERSEN LLP


Denver, Colorado
     October 30, 2001